UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2007

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-27841	22-3768777
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S, employer identification no.)

1011 Campus Drive
Mundelein, IL	60060
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (847) 549-6002

Circle Group Holdings. Inc.
(Former name or former address, if1 changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of ihe registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant 10 Rule I4a-l2 under the Exchange Act (17 CFR 240.14a-l2)

[ ] Pre-commencement cOmrtiunieations pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4{c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02

Departure of Directors; Election of Directors; Appointment of Certain Officers.

On May 1, 2007, Z Trim Holdings, Inc. (the "Company") hired Alan Orlowsky as the Company's Chief Financial Officer. Mr, Orlowsky has served as a member of the Company's Board of Directors since January 2004 and most recently was the Chairman of the Company's Audit Committee. Mr, Orlowsky resigned those positions as of April 30, 2007. Dana Dabney, the Company's prior CFO, remains employed as Vice President and remains on the Company's Board of Directors.

Mr. Orlowsky, age 58, received his B.S. in accounting from the University of Illinois in Champaign and upon graduation passed the C.P.A. exam. He then earned his law degree at ITT Chicago-Kent College of Law and passed the Illinois bar exam in 1975.

Following graduation from law school, Mr. Orlowsky worked at the I.R.S. in the Estate and Gift Tax Division, During his tenure with the I.R.S., Mr. Orlowsky was also adjunct professor of Accounting, Taxation and Business Law at Northeastern Illinois School of Business, He left the IRS to accept a position with Deloitte & Touche as a tax professional and subsequently joined the faculty of Loyola University of Chicago School of Business where he taught Taxation and Accounting and opened his own practice.

Pursuant to Mr. Orlowsky's terms of employment, he will receive a salary of $185,000 per year and be granted an option under the Company's 2004 Stock Equity Plan to purchase 750,000 shares of the Company's common stock with an exercise price equal to the market price of the Company's common stock on the date Mr, Orlowsky*s services first commence. The option has a three-year term and vests in two stages, with 500,000 shares vested immediately and 250,000 vested after one year.

The Company's Board of Directors has appointed Brian Israel, age 49, to fill the vacancy created by Mr. Orlowsky's departure. In addition, Mr. Israel will serve as a member of the Audit Committee, which he will Chair. Mr, Israel has spent more than 20 years in the real estate finance industry, during which he managed teams responsible for production, operations, risk management, product and policy development, technology and project management functions for a major national lender and a large regional commercial bank.

Mr. Israel has long been active in legislative and consumer advocacy, is a former President of the Illinois Mortgage Bankers Association and has served on a variety of mortgage-related advisory bodies including the Federal Home Loan Mortgage Corporation's Affordable Housing Advisory Council and Regional Lender Advisory Board, and the Illinois Department of Financial and Professional Regulation's Residential Mortgage Advisory Board.

Currently, Mr. Israel provides strategic planning, training and project management services to businesses and non-profit entities as an independent consultant. He also serves as President of North Shore Custom Homes, Ltd., as a Mentor with Big Brothers and Big Sisters of Metropohtan Chicago, as a member of the Chicago Hospitality Resource Partnership Advisory Council and as President of the River North Residents Association.

In connection with his service on the Board, Mr. Israel will receive an option under the Company's 2004 Stock Equity Plan to purchase 200,000 shares of the Company's common stock with an exercise price equal to the market price of the Company's common stock as of the date of Mr, Israel's acceptance of his appointment.

Mr. Israel will stand re-election at the Company's 2007 annual meeting gf shareholders. By that time the Company also expects Mr. Orlowsky and an additional outside director will have joined the board, bring the total number of Directors to eight.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized-Date: May 3, 2007

Z TRIM HOLDINGS, INC.

Date: May 3, 2007	By:	/s/ Greg Halpern
Name: Greg Halpern
Title: CEO